UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 5, 2019 (October 31, 2019)

ARMSTRONG FLOORING, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37589	47-4303305
(State or other jurisdiction of incorporation )	(Commission File No.)	(IRS Employer Identification No.)

2500 Columbia Avenue P.O. Box 3025 Lancaster, Pennsylvania	17603
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (717) 672-9611

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	AFI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement

On November 1, 2019, Armstrong Flooring, Inc. (the “Company”) entered into a First Amendment to Credit Agreement (the “Amendment”), by and among the Company, as borrower, the guarantors named therein, the lenders party thereto and Bank of America, N.A., as administrative agent, collateral agent, L/C issuer and swingline lender.

The Amendment amends that certain Credit Agreement, dated as of December 31, 2018, by and among the Company, the guarantors named therein, the lenders party thereto and Bank of America, N.A., as administrative agent, collateral agent, L/C issuer and swingline lender to, among other things, decrease the size of the credit facility to $100 million, consisting of a $75 million revolving facility and a $25 million term loan facility (the “Amended Credit Facility”), and converts term loans outstanding in excess of $25 million to revolver borrowings.

Borrowings under the Amended Credit Facility will bear interest at a rate per annum equal to, at the Company’s option, a base rate or a Eurodollar rate equal to the London interbank offered rate (“LIBOR”) for the relevant interest period, plus, in each case, an applicable margin determined in accordance with the provisions of the Amendment. The base rate will be the highest of (a) the federal funds rate plus 0.50%, (b) the prime rate of Bank of America, N.A., and (c) one month LIBOR plus 1.00%. The applicable margin for borrowings under the Amended Credit Facility will be determined based on the Company’s Consolidated Net Leverage Ratio (as defined in the Amendment) and will range from 0.75% to 2.00% with respect to base rate borrowings and 1.75% to 3.00% with respect to Eurodollar rate borrowings. In addition to paying interest on outstanding principal under the Amended Credit Facility, the Company will pay a commitment fee to the lenders under the Amended Credit Facility with respect to the unutilized revolving commitments thereunder at a rate ranging from 0.15% to 0.35% depending on the Company’s Consolidated Net Leverage Ratio.

The Amendment modifies a number of covenants that, among other things and subject to certain exceptions, further restrict the Company’s ability and the ability of its subsidiaries to repurchase the Company’s equity or pay dividends, to complete acquisitions, to make investments in foreign subsidiaries, to sell or dispose of assets and to make capital expenditures.

In addition, the Amendment also amends certain financial covenants applicable to the Company and its subsidiaries. Specifically, the Amended Credit Facility requires that the Company and its subsidiaries not:

•

Permit the Consolidated Net Leverage Ratio (as defined in the Amendment) to be greater than: (i) 3.00 to 1.00 from the effective date of the First Amendment to December 31, 2019, (ii) 3.75 to 1.00 from January 1, 2020 through March 31, 2020, (iii) 2.50 to 1.00 from April 1, 2020 through June 30, 2020, and (iv) 2.00 to 1.00 from July 1, 2020 and thereafter;

•

Permit the Consolidated Fixed Charge Coverage Ratio (as defined in the Amendment) at any time to be less than 1.25 to 1.00, provided that (i) the aggregate amount of all Capital Expenditures for the period ending September 30, 2019 will be deemed to be $16,500,000 for purposes of calculating the Consolidated Fixed Charge Coverage Ratio and (ii) the Consolidated Fixed Charge Coverage Ratio will not be tested for the periods ending December 31, 2019 and March 31, 2020; and

•	Permit Consolidated EBITDA (as defined in the Amendment) to be less than (i) $20,000,000 for the period ending December 31, 2019 and (ii) $15,000,000 for the period ending March 31, 2020.

The foregoing summary of the Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition

On November 5, 2019, the Company issued a press release announcing its third quarter 2019 financial results. The full text of the press release is attached hereto as Exhibit 99.1.

The information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished herewith and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(e)	Retention Bonus

Effective October 31, 2019, the Management Development and Compensation Committee of the Board of Directors (the “Committee”) of the Company approved a retention bonus (the “Retention Agreement”) for the following senior executives who report directly to Michel S. Vermette, the Company’s recently appointed President and Chief Executive Officer: John C. Bassett, Senior Vice President, Human Resources; Douglas B. Bingham, Senior Vice President, Chief Financial Officer and Treasurer; Brent A. Flaharty, Senior Vice President, Sales; Scott W. Hess, Senior Vice President, Chief Information Officer; and Christopher S. Parisi, Senior Vice President, General Counsel, Secretary and Chief Compliance Officer (each, an “Executive”), to reflect confidence in and validation of the Executive team, and to ensure continued momentum on and commitment to the Company’s strategic development initiatives. The Retention Agreement includes (i) a cash bonus (the “Cash Retention Bonus”) payable in two installments on January 15, 2020 and October 1, 2020 (each, a “Retention Date”), subject to the Executive’s continued employment with the Company through the applicable Retention Date and (ii) a restricted stock unit grant for shares of the Company’s common stock (the “Equity Retention Bonus”) on November 7, 2019 (the “Grant Date”) on the terms and conditions set forth in the applicable grant agreement, pursuant to the terms of the Company’s 2016 Long-Term Incentive Plan, as amended and restated, which units shall vest in equal annual installments over three years commencing on the second anniversary of the Grant Date, subject to the Executive’s continued employment with the Company. Each of Mr. Bassett, Mr. Bingham, Mr. Hess, and Mr. Parisi will receive a Cash Retention Bonus of $200,000 (payable in equal installments) and an Equity Retention Bonus of 45,000 restricted stock units. Mr. Flaharty will receive a Cash Retention Bonus of $250,000 (payable in $150,000 and $100,000 installments) and an Equity Retention Bonus of 60,000 restricted stock units.

Under the terms of each Retention Agreement, the Executive will be required to repay the first installment of the Cash Retention Bonus in the event that such Executive’s employment is terminated prior to October 1, 2020, other than by reason of termination by the Company without Cause (as defined in the Retention Agreement).

The summary of the Retention Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Retention Agreement, a copy of which is filed as Exhibit 10.2 and incorporated herein by reference.

Section 7 – Regulation FD

Item 7.01	Regulation FD Disclosure.

On November 5, 2019, the Company issued a press release announcing that it will report its third quarter 2019 financial results via a live webcast and conference call on November 5, 2019 at 10:00 a.m. ET. The live webcast and accompanying slide presentation will be available in the Investors section of the Company’s website at www.armstrongflooring.com. To participate in the call, please dial 877-407-0789 (domestic) or 201-689-8562 (international). A replay of the conference call will be available for 90 days, by dialing 844-512-2921 (domestic) or 412-317-6671 (international) and entering the passcode 13695294. The full text of the press release is attached hereto as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished herewith and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	First Amendment to Credit Agreement, dated as of November 1, 2019, by and among Armstrong Flooring, Inc., as borrower, the guarantors named therein, the lenders party thereto and Bank of America, N.A., as administrative agent for the lenders thereunder.

10.2	Form of Retention Bonus Agreement, dated October 31, 2019

99.1	Press Release of Armstrong Flooring, Inc., dated November 5, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMSTRONG FLOORING, INC.

By:	/s/ Christopher S. Parisi
Christopher S. Parisi
Senior Vice President, General Counsel & Secretary

Date: November 5, 2019